UNITED STATES
SECURITIES AND EXCHANGE
COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ORION FINANCIAL GROUP INCORPORATED

(Exact name of registrant as specified in its charter)

Wyoming	8742	45-4924646
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer Identification
incorporation)	Classification Code Number)	Number)

1739 Creekstone Circle

San Jose, CA 95133

Tel.: 408-691-0806

 (Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Copies of communications to:

Gregg E. Jaclin, Esq.

Szaferman, Lakind, Blumstein & Blader, P.C.

101 Grovers Mill Road, Second Floor

Lawrenceville, New Jersey 08648

Tel. No.: (609) 275-0400

 Fax No.: (609) 275-4511

Approximate date of commencement of proposed sale to the public: Not applicable

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer (Do not check if a smaller reporting company)	☐	Smaller reporting company	☒

DEREGISTRATION OF SECURITIES

Orion Financial Group, Inc., a Wyoming corporation (the “Registrant”), files this Post-Effective Amendment (the “Post-Effective Amendment No. 1”) to the Registration Statement on Form S-1, File No. 333-185146, filed with the Securities and Exchange Commission (the “SEC”) on November 27, 2012, as subsequently amended (the “Registration Statement”) and declared effective by the SEC on May 13, 2013, to deregister all its unsold securities thereunder. The Registration Statement related to the Registrant’s sale of 40,000,000 shares of its common stock, par value $0.001 per share, in a self-underwritten direct public offering without any participation by underwriters (the “Offering”). The Offering expired at 5:00p.m. Pacific time, on December 31, 2013. None of the shares registered in the Registration Statement have been sold. In accordance with the undertaking contained in the Registration Statement, the Registrant is filing this Post Effective Amendment No. 1 to the Registration Statement to deregister the 40,000,000 shares of common stock unsold in the Offering.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of San Jose, State of California, on January 31, 2014.

ORION FINANCIAL GROUP INCORPORATED

By:	/s/Kenneth Green
Kenneth Green
Chief Executive Officer

By:	/s/Bob Bates
Bob Bates
Interim Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/Kenneth Green	President, Secretary, and Director	January 31, 2014
Kenneth Green	(principal executive officer)

/s/Lincoln Ong	Director	January 31, 2014
Lincoln Ong

/s/Bob Bates	Interim Chief Financial Officer and Director	January 31, 2014
Bob Bates	(principal financial and accounting officer)